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                                                                  Exhibit (e)(3)

[LOGO] AIG The AIG Life Companies (U.S.)

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
                                                       EXECUTIVE ADVANTAGE(SM)

                                                     SUBACCOUNT TRANSFER REQUEST

Policy Number:                  Policyholder:
               --------------                 -------------------------------------------------
                                              (Last Name, First Name, Middle Name)

Insured:                                                       Social Security No.:       -     -
               ---------------------------------------------                        ------ ----- ------
               (Last Name, First Name, Middle Name)

     .    Restrictions on Subaccount Transfers are shown in the Certificate and Certificate Information pages.

     .    The Policyholder may make 12 free transfers during a Certificate Year. A $25 transfer charge may be imposed on each subsequent transfer.

     .    Transfers from the Guaranteed Account may be made to a Subaccount(s) only during the 60 day period that is 30 days before and 30 days after the end of each Certificate Anniversary.

     .    Transfers must be in whole dollars or whole percentages.

Circle + for transfer into fund. Circle (-) for transfer out of fund.

                                                Amount     Percent                                             Amount     Percent
                                                ------  ------------                                           ------  ------------
Guaranteed Account                               + (-)  $______ ___%   Goldman Sachs Variable Insurance Trust
   AllianceBernstein Variable Products Series Fund, Inc.                  Strategic International Equity Fund  +  (-)  $______ ___%
   Growth Portfolio                              + (-)  $______ ___%      Structured U.S. Equity Fund          +  (-)  $______ ___%
   Growth and Income Portfolio                   + (-)  $______ ___%   J.P. Morgan Insurance Trust
   Large Cap Growth Portfolio                    + (-)  $______ ___%      Small Cap Core Portfolio             +  (-)  $______ ___%
   Small Cap Growth Portfolio                    + (-)  $______ ___%   The Universal Institutional Funds, Inc.
American Century Variable Portfolios, Inc.                                Core Plus Fixed Income Portfolio     +  (-)  $______ ___%
   VP Income & Growth Fund                       + (-)  $______ ___%      Emerging Markets Equity Portfolio    +  (-)  $______ ___%
   VP International Fund                         + (-)  $______ ___%      High Yield Portfolio                 +  (-)  $______ ___%
BlackRock Variable Series Funds, Inc.                                     Mid Cap Growth Portfolio             +  (-)  $______ ___%
  BlackRock Basic Value V.I. Fund                + (-)  $ _____ ___%      U.S. Mid Cap Value Portfolio         +  (-)  $______ ___%
  BlackRock Fundamental Growth V.I. Fund         + (-)  $ _____ ___%   Neuberger Berman Advisers Management Trust
  BlackRock Government Income V.I. Fund          + (-)  $ _____ ___%      AMT Partners Portfolio               +  (-)  $______ ___%
  BlackRock Value Opportunities V.I. Fund        + (-)  $ _____ ___%   PIMCO Variable Insurance Trust
Credit Suisse Trust                                                       High Yield Portfolio                 +  (-)  $______ ___%
   International Equity Flex III Portfolio       + (-)  $______ ___%      Long Term U.S. Government Portfolio  +  (-)  $______ ___%
   International Equity Flex II Portfolio        + (-)  $______ ___%      Real Return Portfolio                +  (-)  $______ ___%
   International Equity Flex I Portfolio         + (-)  $______ ___%      Short-Term Portfolio                 +  (-)  $______ ___%
   U.S. Equity Flex III Portfolio                + (-)  $______ ___%      Total Return Portfolio               +  (-)  $______ ___%
   U.S. Equity Flex II Portfolio                 + (-)  $______ ___%   Vanguard Variable Insurance Fund
   U.S. Equity Flex I Portfolio                  + (-)  $______ ___%      Total Bond Market Index Portfolio    +  (-)  $______ ___%
Fidelity Variable Insurance Products                                      Total Stock Market Index Portfolio   +  (-)  $______ ___%
   VIP Balanced Portfolio                        + (-)  $______ ___%   VALIC Company I
   VIP Contrafund Portfolio                      + (-)  $______ ___%      International Equities Fund          +  (-)  $______ ___%
   VIP Index 500 Portfolio                       + (-)  $______ ___%      Mid Cap Index Fund                   +  (-)  $______ ___%
   VIP Money Market Portfolio                    + (-)  $______ ___%      Small Cap Index Fund                 +  (-)  $______ ___%
Franklin Templeton Variable Insurance Products Trust
   Developing Markets Securities Fund- Class 2   + (-)  $______ ___%
   Growth Securities Fund- Class 2               + (-)  $______ ___%
   Foreign Securities Fund - Class 2             + (-)  $______ ___%

As Policyholder, I represent that the statements and answers in this Subaccount Transfer request are written as made by me and are complete and true to the best of my knowledge and belief.

------------------------------------------------------------------------------------------------------------------------------------
Transfer, Executive Advantage(SM), 04/07
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----------------------------------------------                                    --------------------------------------------------
Signature of Insured                                                              Signature of Policyholder (if other than Insured)

_________________________________  ____, 20___
Date Signed
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